UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A (Rule 14a101)

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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UniFirst Corporation
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UNIFIRST CORPORATION
68 Jonspin Road
Wilmington, Massachusetts 01887

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held Tuesday, January 10, 2006

        The Annual Meeting of the Shareholders of UniFirst Corporation (the “Company” or “UniFirst”) will be held at the Conference Center of Goodwin Procter LLP, located on the second floor at Exchange Place, Boston, Massachusetts 02109-2881 on Tuesday, January 10, 2006 at 10:00 A.M. for the following purposes:

    1.        To elect three Class I Directors, each to serve for a term of three years; and

    2.        To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

By Order of the Board of Directors RAYMOND C. ZEMLIN, Secretary

December 5, 2005

        WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES. YOUR PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.

UNIFIRST CORPORATION
68 Jonspin Road
Wilmington, Massachusetts 01887

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
to be held on January 10, 2006
at 10:00 A.M. at the Conference Center of Goodwin Procter LLP,
located on the second floor at Exchange Place,
Boston, Massachusetts 02109-2881

General Information

        The enclosed proxy is being solicited on behalf of the Board of Directors of UniFirst Corporation (the “Company” or “UniFirst”) for use at the 2006 Annual Meeting of Shareholders to be held on Tuesday, January 10, 2006 (the “Annual Meeting”) and at any adjournment thereof. This Proxy Statement, the enclosed proxy and the Company’s 2005 Annual Report to Shareholders are being mailed to shareholders on or about December 5, 2005. Any shareholder signing and returning the enclosed proxy has the power to revoke it by giving notice of its revocation to the Company in writing or in the open meeting before any vote with respect to the matters set forth therein is taken. The shares represented by the enclosed proxy will be voted as specified therein if said proxy is properly signed and received by the Company prior to the time of the Annual Meeting and is not properly revoked. The expense of this proxy solicitation will be borne by the Company. In addition to the solicitation of proxies by mail, the Directors, officers and employees of the Company may also solicit proxies personally or by telephone without special compensation for such activities. The Company may also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from such beneficial owners. The Company will reimburse such holders for their reasonable expenses in connection therewith.

        The Board of Directors has fixed the close of business on November 4, 2005 as the “Record Date” for the determination of the shareholders entitled to notice of, and to vote at, this Annual Meeting and any adjournments thereof. As of the close of business on that date, there were outstanding and entitled to vote 9,618,613 shares of common stock, par value $.10 per share (“Common Stock”), and 9,620,860 shares of Class B common stock, par value $.10 per share (“Class B Common Stock”). Transferees after such date will not be entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote per share. Each share of Class B Common Stock is entitled to ten votes per share. All actions submitted to a vote of shareholders are voted on by holders of Common Stock and Class B Common Stock voting together as a single class, except for the election of certain Directors and for the approval of matters requiring class votes under the Business Corporation Act of The Commonwealth of Massachusetts.

1. ELECTION OF DIRECTORS

        The Board of Directors of the Company is currently composed of eight members, divided into three classes of three, three and two directors, respectively. One class is elected each year at the annual meeting of shareholders. The Directors in each class serve for a term of three years and until their successors are duly elected and qualified. As the term of one class expires, a successor class is elected at each annual meeting of shareholders.

        At the Annual Meeting, three Class I Directors will be elected to serve until the 2009 annual meeting and until their successors are duly elected and qualified. The Board of Directors has nominated Albert Cohen, Robert F. Collings and Anthony F. DiFillippo to serve as Class I Directors (collectively, the “Nominees”).

        Unless otherwise instructed, the persons named in the proxy will vote the shares to which the proxy relates “FOR” the election of the Nominees to the Board of Directors. While the Company has no reason to believe that any of the Nominees will be unable to serve as a Director, in the event any of the Nominees should become unavailable to serve at the time of the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy for such other person or persons as they may in their discretion select. A plurality of the votes cast by holders of shares of Common Stock, voting separately as a single class and represented in person or by proxy at the Annual Meeting and entitled to vote thereon, is necessary to elect Albert Cohen. A plurality of the votes cast by holders of shares of Common Stock and Class B Common Stock, voting together as a single class and represented in person or by proxy at the Annual Meeting and entitled to vote thereon, is necessary to elect Robert F. Collings and Anthony F. DiFillippo. Consistent with applicable law, the Company intends to count abstentions and broker non-votes only for the purpose of determining the presence or absence of a quorum for the transaction of business. Any shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the election of Directors, except to the extent that the failure to vote for an individual results in another individual receiving a larger percentage of votes.

Information Regarding Nominees and Directors

        The following table sets forth certain information with respect to the three Nominees for election as Directors at the Annual Meeting and those continuing Directors of the Company whose terms expire at the annual meetings of shareholders in 2007 and 2008, based on information furnished to the Company by each Director.

Class I Nominees for Election at 2006 Annual Meeting -- Term Expires in 2009	Age	Director Since
Albert Cohen(1)	78	1989
Mr. Cohen has served as Director of the Company since 1989. He has been President of ALC
Corp., a consultancy, since 1998. Prior to that time, Mr. Cohen was Chairman of the
Board and Chief Executive Officer of Electronic Space Systems Corporation, a manufacturer of aerospace ground equipment. Mr. Cohen is the founder of the Essco-MGH Breast Cancer
Research Fund.

Anthony F. DiFillippo(2)	78	2002
Mr. DiFillippo was the President of UniFirst until he retired in 1995 and, since 1995, he has served as a consultant to UniFirst. He became a Director in 2002.

Robert F. Collings	67	2005
Mr. Collings has served as a Director of the Company since July 2005. He was a founder and President of Data Terminal Systems, Inc. from 1970 to 1981 and the founder and
President of Resource Dynamics, Inc. from 1981 until its sale in 1984. He is currently the Principal of the Collings Foundation, a Trustee of the Daniel Webster College, a
member of the President's Council of Massachusetts General Hospital and on the Board of
Advisors of New Boston Real Estate.

Class III Continuing Directors -- Term Expires in 2007	Age	Director Since
Cynthia Croatti(2)	50	1995
Ms. Croatti joined the Company in 1980. She has served as Director since 1995, Treasurer since 1982 and Executive Vice President since 2001. In addition, she has primary responsibility for overseeing the human resources and purchasing functions of the Company.

Phillip L. Cohen(1)	74	2000
Mr. Cohen has served as Director of the Company since 2000. He is a certified public accountant and was a partner with an international public accounting firm from 1965 until his retirement in 1994 and has been a financial consultant since that date. He is a
Director emeritus and former Treasurer of the Greater Boston Convention and Visitors
Bureau and a Director of Kazmaier Associates, Inc. and S/R Industries, Inc.

Class II Continuing Directors -- Term Expires in 2008	Age	Director Since
Ronald D. Croatti(2)	62	1982
Mr. Croatti joined the Company in 1965. He became Director of the Company in 1982,
Vice Chairman of the Board in 1986 and has served as Chief Executive Officer since
1991. He has also served as President since 1995 and Chairman of the Board since
2002. Mr. Croatti has overall responsibility for the management of the Company.

Donald J. Evans	79	1973
Mr. Evans has served as Director of the Company since 1973. He served as General
Counsel and First Deputy Commissioner, Massachusetts Department of Revenue, from 1996 to 2003. Prior to that time, Mr. Evans was a senior partner in the law firm of Goodwin
Procter LLP, the Company's general counsel. Mr. Evans is a Trustee of the
Massachusetts Eye and Ear Infirmary.

Lawrence R. Pugh	72	2004
Mr. Pugh has served as Director of the Company since 2004. Until his retirement in
1998, he served as President of V.F. Corporation, one of the world's largest apparel companies, since 1980 and as its Chairman and Chief Executive Officer since 1982. Mr.
Pugh is a Trustee and past Chairman of the Colby College Board of Trustees as well as
Chairman of the Portland, Maine Museum of Art and a Director of the Maine Winter Sports
Center.

(1)	The Company has designated Messrs. A. Cohen and P. Cohen as the Directors to be elected by the holders of Common Stock voting separately as a single class.

(2)

Ronald D. Croatti and Cynthia Croatti are siblings and Anthony F. DiFillippo is Cynthia Croatti’s uncle. Anthony F. DiFillippo is the father of David A. DiFillippo, an executive officer of the Company.

Information Regarding Executive Officers Who Are Not Directors

        John B. Bartlett. Mr. Bartlett joined the Company in 1977. He has served as Senior Vice President and Chief Financial Officer since 1986 and has primary responsibility for overseeing the financial functions of the Company, as well as its information systems department. Mr. Bartlett is 64 years old.

        Dennis G. Assad. Mr. Assad joined the Company in 1975. He has served as Senior Vice President, Sales and Marketing since 1995 and has primary responsibility for overseeing the sales and marketing functions of the Company. Mr. Assad is 60 years old.

        Bruce P. Boynton. Mr. Boynton joined the Company in 1976. He has served as Senior Vice President, Operations since 2001, is the chief operating officer for the Company’s Canadian operations and has primary responsibility for overseeing the operations of certain regions in the United States. From 1986 through 2000, Mr. Boynton served as Vice President, Operations. He is 57 years old.

        David A. DiFillippo. Mr. DiFillippo joined the Company in 1979. He has served as Senior Vice President, Operations since 2002 and has primary responsibility for overseeing the operations of certain regions in the United States. Since 2000, Mr. DiFillippo has served as Vice President, Central Rental Group and, prior to 2000, he served as a Regional General Manager. Mr. DiFillippo is 48 years old.

Section 16(a) Beneficial Ownership Reporting Compliance

        Officers, Directors and greater than 10% shareholders are required to file with the Securities and Exchange Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), reports of ownership and changes in ownership. Such reports are filed on Form 3, Form 4 and Form 5 under the Exchange Act, as appropriate. Officers, Directors and greater than 10% shareholders are required by Exchange Act regulations to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company or written representations that no such reports were required during the 2005 fiscal year, the Company believes that, during the 2005 fiscal year, all officers, Directors and greater than 10% shareholders complied with the applicable Section 16(a) filing requirements except that Mr. Collings inadvertently filed a late Form 3 upon the commencement of his directorship, The Croatti Family Limited Partnership inadvertently filed three late Forms 4 with respect to nine transactions, Ms. Croatti inadvertently filed six late Forms 4 with respect to seven transactions, Mr. Croatti inadvertently filed one late Form 4 with respect to one transaction and the Estate of Aldo Croatti inadvertently filed four late Forms 4 with respect to four transactions.

Meetings of the Board of Directors and Its Committees

        Board of Directors. The Company’s Board of Directors is divided into three classes, and the members of each class serve for staggered three-year terms. The Board is composed of three Class I Directors (Messrs. A. Cohen, DiFillippo and Collings), three Class II Directors (Messrs. Croatti, Evans and Pugh) and two Class III Directors (Ms. Croatti and Mr. P. Cohen). Three Class I Directors are up for election at the Annual Meeting. The terms of the continuing Class II and III Directors will expire upon the election and qualification of Directors at the annual meeting of shareholders in 2007 and 2008, respectively. At each annual meeting of shareholders, Directors generally will be re-elected or elected for a full term of three years to succeed those Directors whose terms are expiring. The Board of Directors held five meetings during the Company’s 2005 fiscal year.

        Audit Committee. During the 2005 fiscal year, the Audit Committee consisted of Messrs. P. Cohen (Chairman), Evans and Pugh. The Audit Committee met on twelve occasions during fiscal 2005. The Audit Committee is responsible for assisting the Board of Directors in its oversight of (1) the integrity of the Company’s financial statements and reporting process, (2) the qualifications, independence and performance of the Company’s independent registered public accounting firm, (3) the performance of the Company’s internal audit function, and (4) the Company’s compliance with legal and regulatory requirements. The Board of Directors and the Audit Committee adopted a written Audit Committee Charter in 2000, which they revised in 2001, 2003 and 2005. The amended and restated Audit Committee Charter is attached hereto as Appendix A and is available on the Company’s website, or will be available shortly, at www.unifirst.com and will be sent in paper form to any shareholder who submits a request to the Company’s Corporate Secretary at the address listed on page 1. The Board of Directors has determined that each of the members of the Audit Committee is “independent” under the rules of the New York Stock Exchange and the SEC. The Board of Directors has determined that Phillip L. Cohen is an “audit committee financial expert” under the Securities Exchange Act of 1934, as amended. The Board of Directors and the Audit Committee have adopted a Statement of Corporate Policy and Code of Business Conduct, which is available on the Company’s website at www.unifirst.com and will be sent in paper form to any shareholder who submits a request to the Company’s Corporate Secretary at the address listed on page 1.

        Compensation Committee. During the 2005 fiscal year, the Compensation Committee consisted of Messrs. A. Cohen (Chairman), P. Cohen and Evans and met on two occasions. The Compensation Committee is responsible for reviewing and approving the Company’s executive compensation program, recommending awards under the Company’s equity compensation plans and establishing the compensation for the Company’s Chief Executive Officer. The Board of Directors and the Compensation Committee have adopted a written Compensation Committee Charter, which is available on the Company’s website at www.unifirst.com and will be sent in paper form to any shareholder who submits a request to the Company’s Corporate Secretary at the address listed on page 1.

        Nominating and Corporate Governance Committee. During the 2005 fiscal year, the Nominating and Corporate Governance Committee consisted of Messrs. Evans (Chairman), A. Cohen and Pugh. The Nominating and Corporate Governance Committee met two times in fiscal 2005. The Nominating and Corporate Governance Committee reviews and evaluates potential nominees for election or appointment to the Board of Directors and recommends such nominees to the full Board of Directors. The Board of Directors and the Nominating and Corporate Governance Committee have adopted a written Nominating and Corporate Governance Committee Charter, which they revised in 2005. The amended and restated Nominating and Corporate Governance Committee Charter is attached hereto as Appendix B, is available, or will be available shortly, on the Company’s website at www.unifirst.com and will be sent in paper form to any shareholder who submits a request to the Company’s Corporate Secretary at the address listed on page 1. The Nominating and Corporate Governance Committee’s policy is to review and consider all Director candidates recommended by any of the Company’s Directors or stockholders. Such review and consideration is to proceed in accordance with the Company’s By-laws, Corporate Governance Guidelines and Policy Regarding New Director Nominations. See “Other Matters — Shareholder Proposals” for a summary of these requirements. The Nominating and Corporate Governance Committee is also responsible for developing and recommending to the Board of Directors a set of Corporate Governance Guidelines applicable to the Company and periodically reviewing such guidelines and recommending any changes to those guidelines to the Board of Directors. The Board of Directors and the Nominating and Corporate Governance Committee revised the Corporate Governance Guidelines in 2005. The revised Corporate Governance Guidelines are attached hereto as Appendix C and are available, or will be available shortly, on the Company’s website at www.unifirst.com and will be sent in paper form to any shareholder who submits a request to the Company’s Corporate Secretary at the address listed on page 1. In addition, the Nominating and Corporate Governance Committee maintains a Policy Regarding New Director Nominations, which is available on the Company’s website at www.unifirst.com. Since this policy was adopted, there have been no material changes to the procedures by which our shareholders may recommend nominees to the Board of Directors.

        Each Director attended at least 75% of all of the meetings of the Board of Directors and of the committees of which the Director was a member held during the last fiscal year. Our Annual Meeting of shareholders is generally held to coincide with one of the Board’s regularly scheduled meetings. Directors are strongly encouraged to attend the Annual Meeting. Each of the Directors attended the 2005 Annual Meeting of shareholders.

        Please note that information contained in our website is not incorporated by reference in, or considered to be a part of, this proxy statement.

Independence of Board Members

        The Board of Directors has determined that each of Messrs. A. Cohen, P. Cohen, Collings, Evans and Pugh is an “independent director” in accordance with the corporate governance rules of the New York Stock Exchange as a result of having no material relationship with the Company other than (1) serving as a Director and a Board Committee member, (2) receiving related fees as disclosed in this document and (3) having beneficial ownership of UniFirst securities as disclosed in the section of this document entitled “Security Ownership of Management and Principal Shareholders.”

Meetings of Independent Directors

        Independent Directors of the Company regularly meet in executive sessions outside the presence of management. Currently, the independent Directors of the Company are Messrs. A. Cohen, P. Cohen, Collings, Evans and Pugh. The presiding Director for these meetings is Mr. Evans. Any interested party who wishes to make their concerns known to the independent Directors may avail themselves of the same procedures utilized with respect to the Company’s Audit Committee Complaint Procedure. The Audit Committee Complaint Procedure is available on the Company’s website at www.unifirst.com.

Communication with the Board of Directors

        If you wish to communicate with any of our Directors or the Board of Directors as a group, you may do so by writing to the Board of Directors, or such individual Director(s) c/o Chief Financial Officer, UniFirst Corporation, 68 Jonspin Road, Wilmington, MA 01887.

        We recommend that all correspondence be sent via certified U.S. mail, return receipt requested. All correspondence received by the Chief Financial Officer will be forwarded by the Chief Financial Officer promptly to the appropriate addressee(s).

Security Ownership of Management and Principal Shareholders

        The following table sets forth as of November 4, 2005 certain information concerning shares of Common Stock and Class B Common Stock beneficially owned by (i) each Director and Nominee, (ii) each of the executive officers of the Company named in the Summary Compensation Table, and (iii) all executive officers and Directors as a group, in each case based solely on information furnished by such individuals. Except as otherwise specified, the named beneficial owner has sole voting and investment power. The information in the table reflects shares outstanding of each class of common stock on November 4, 2005.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of All Outstanding Shares(1)	Percentage of Voting Power(1)
Ronald D. Croatti(2)(3)	478,860	2.5%	4.5%
Cynthia Croatti(3)(4)	104,943	*	*
Bruce P. Boynton(3)(5)	275	*	*
John B. Bartlett(3)(5)	11,900	*	*
Dennis G. Assad(3)(5)	3,300	*	*
Donald J. Evans(3)(5)	2,900	*	*
Albert Cohen(3)(5)	2,500	*	*
Phillip L. Cohen(3)(5)	1,500	*	*
Anthony F. DiFillippo(3)(5)(6)	51,500	*	*
Lawrence R. Pugh(3)(5)	1,000	*	*
Robert F. Collings	—	*	*
All Directors and executive officers as a
group(3)(12 persons)	666,778	3.5	5.4

* Less than 1%.

(1)

The percentages have been determined in accordance with Rule 13d-3 under the Exchange Act. As of November 4, 2005, a total of 19,239,473 shares of common stock were outstanding, of which 9,618,613 were shares of Common Stock entitled to one vote per share and 9,620,860 were shares of Class B Common Stock entitled to ten votes per share. Each share of Class B Common Stock is convertible into one share of Common Stock.

(2)

Ronald D. Croatti owns shares of Class B Common Stock only, representing 4.9% of such class, plus the options to purchase Common Stock listed in footnote 3. The information presented does not include any shares owned by Mr. Croatti’s children, as to which shares Mr. Croatti disclaims any beneficial interest. Mr. Croatti is a trustee and beneficiary of The Marie Croatti QTIP Trust, which owns 2,600,000 shares of Class B Common Stock. Mr. Croatti is a Director and minority owner of the general partner of The Croatti Family Limited Partnership, which owns 2,467,500 shares and 43,250 shares of Class B Common Stock and Common Stock, respectively. Mr. Croatti is the manager of MMC Trust LLC, which owns 950 shares of Common Stock. The information presented for Mr. Croatti does not include any shares owned by The Marie Croatti QTIP Trust, The Croatti Family Limited Partnership or MMC Trust LLC.

(3)

Includes the right to acquire, pursuant to the exercise of stock options, within 60 days after November 4, 2005, the following number of shares of Common Stock: Ronald D. Croatti, 6,300 shares; Cynthia Croatti, 3,400 shares; Bruce P. Boynton, 275 shares; John B. Bartlett, 4,200 shares; Dennis G. Assad 3,300 shares and all other Directors and executive officers as a group, 9,700 shares.

(4)

In addition to 2,923 shares of Common Stock through a 401(k) plan, Cynthia Croatti owns 87,120 shares of Class B Common Stock, representing 0.9% of such class, and 11,500 shares of Common Stock, representing 0.1% of such class, plus the options to purchase Common Stock listed in footnote 3. The information presented does not include any shares owned by Ms. Croatti’s children, as to which shares Ms. Croatti disclaims any beneficial interest. Ms. Croatti is a trustee and beneficiary of The Marie Croatti QTIP Trust which owns 2,600,000 shares of Class B Common Stock. Ms. Croatti is a Director and minority owner of the general partner of The Croatti Family Limited Partnership, which owns 2,467,500 shares and 43,250 shares of Class B Common Stock and Common Stock, respectively. The information presented for Ms. Croatti does not include any shares owned by The Marie Croatti QTIP Trust or The Croatti Family Limited Partnership. In addition, the information presented for Ms. Croatti does not include any shares beneficially owned by certain other trusts to which Ms. Croatti is a trustee and certain entities for which Ms. Croatti serves as manager and which, in the aggregate, beneficially own 174,334 shares of Common Stock and 48,000 shares of Class B Common Stock.

(5)

Each of Messrs. Bartlett, A. Cohen, Evans and A. DiFillippo owns shares of Common Stock only. The above individuals along with Messrs. Boynton, Assad, P. Cohen and Pugh have the options to purchase Common Stock listed in footnote 3.

(6)	Includes 7,250 shares beneficially owned by Mr. DiFillippo’s spouse, plus the options to purchase Common Stock listed in footnote 3.

        To the best knowledge of the Company, the following are the only beneficial owners of more than 5% of the outstanding Common Stock or Class B Common Stock of the Company as of November 4, 2005. All information presented is based solely on information provided by each beneficial owner.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of All Outstanding Shares(1)	Percentage of Voting Power(1)
Estate of Aldo Croatti (2)	2,643,165	13.7%	24.8%
The Marie Croatti QTIP Trust (3)	2,600,000	13.5	24.6
The Croatti Family Limited Partnership (4)	2,510,750	13.0	23.4
Marie Croatti (5)	1,159,756	6.0	10.9
Bank of America Corporation (6)	635,205	3.3	*
Arnhold and S. Bleichroeder(7)	855,000	4.4	*
Dimensional Fund Advisors, Inc. (8)	751,177	3.9	*
Barclays Global Investors, NA (9)	695,159	3.6	*
JPMorgan Chase & Co. (10)	553,165	2.9	*

* Less than 1%.

(1)

The percentages have been determined in accordance with Rule 13d-3 under the Exchange Act. As of November 4, 2005, a total of 19,239,473 shares of common stock were outstanding, of which 9,618,613 were shares of Common Stock entitled to one vote per share and 9,620,860 were shares of Class B Common Stock entitled to ten votes per share. Each share of Class B Common Stock is convertible into one share of Common Stock.

(2)

Aldo Croatti, the Company’s founder, passed away on October 4, 2001. The referenced shares are now held by his estate, of which his widow, Marie Croatti, is the executrix. The address of The Estate of Aldo Croatti is c/o UniFirst Corporation, 68 Jonspin Road, Wilmington, MA 01887. These shares include 2,624,060 shares of Class B Common Stock, representing 27.3% of such class and 19,105 shares of Common Stock representing 0.2% of such class.

(3)

The address of The Marie Croatti QTIP Trust (the “Trust”) is c/o UniFirst Corporation, 68 Jonspin Road, Wilmington, MA 01887. The Trust owns shares of Class B Common Stock only, representing 27.0% of such class. The Trustees of the Trust are Marie Croatti, Ronald Croatti and Cynthia Croatti. The beneficiaries of the Trust are Marie Croatti and the children of Aldo Croatti.

(4)

The address of The Croatti Family Limited Partnership (the “CFLP”) is c/o UniFirst Corporation, 68 Jonspin Road, Wilmington, MA 01887. The CFLP owns 2,467,500 shares of Class B Common Stock, representing 25.6% of such class, and 43,250 shares of Common Stock, representing 0.4% of such class. The general partner of CFLP, Croatti Management Associates, Inc. (the “General Partner”), has sole voting and dispositive power with respect to the shares owned by CFLP. The General Partner is owned equally by Marie Croatti, Ronald Croatti and Cynthia Croatti, and they comprise its three Directors.

(5)

Includes 217,584 shares of Class B Common Stock owned of record by Marie Croatti as Trustee under several trusts, the beneficiaries of which are the grandchildren of Aldo Croatti, as to which shares Mrs. Croatti disclaims any beneficial interest. Mrs. Croatti individually owns 940,172 shares of Class B Common Stock, representing 9.8% of such class and 2,000 shares of Common Stock. Marie Croatti is the widow of Aldo Croatti. Mrs. Croatti’s address is c/o UniFirst Corporation, 68 Jonspin Road, Wilmington, MA 01887. Mrs. Croatti disclaims beneficial interest in shares comprising part of the Estate of Aldo Croatti due solely to her position as executor thereof. See notes (3) and (4) above for information concerning Mrs. Croatti’s interest in the CFLP and the Trust.

(6)

The address of Bank of America Corporation is 100 North Tryon Street, Floor 25, Bank of America Corporate Center, Charlotte, NC 28255. Bank of America Corporation owns shares of Common Stock only, representing 6.6% of such class. The Company has relied solely upon the information contained in the Schedule 13F filed with the Securities and Exchange Commission by Bank of America Corporation on October 31, 2005.

(7)

“Arnhold and S. Bleichroeder” refers to Arnhold and S. Bleichroeder, Inc. and Arnhold and S. Bleichroeder Advisers, Inc. The address of Arnhold and S. Bleichroeder is 1345 Ave. of the Americas, New York, NY 10105. Arnhold and S. Bleichroeder beneficially owns shares of Common Stock only, representing 8.9% of such class. Arnhold and S. Bleichroeder shares voting and dispositive power over the shares listed with its investment advisory client(s). The Company has relied solely upon information contained in the Schedule 13F filed with the Securities and Exchange Commission by Arnhold and S. Bleichroeder on November 11, 2005.

(8)

The address of Dimensional Fund Advisors, Inc. (“Dimensional”) is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401. Dimensional beneficially owns shares of Common Stock only, representing 7.8% of such class. Dimensional, an investment advisor registered under the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. In its role as investment advisor and investment manager, Dimensional possesses both voting and investment power over the securities of the Issuer described in this schedule, and Dimensional disclaims beneficial ownership of all securities reported in this schedule. The Company has relied solely upon the information contained in the Schedule 13F filed with the Securities and Exchange Commission by Dimensional on October 13, 2005.

(9)

The address of Barclays Global Investors, NA is 45 Fremont Street, San Francisco, CA 94105. Barclays Global Investors, NA beneficially owns shares of Common Stock only, representing 7.2% of such class. The Company has relied solely upon the information contained in the Schedule 13F filed with the Securities and Exchange Commission by Barclays Global Investors, NA on November 14, 2005.

(10)

The address of JPMorgan Chase & Co. is 27 Park Ave., New York, NY 10017. JPMorgan Chase & Co. owns shares of Common Stock only, representing 5.8% of such class. The Company has relied solely upon the information contained in the Schedule 13G filed with the Securities and Exchange Commission by JPMorgan Chase & Co. on February 11, 2005.

Executive Compensation

        The following table sets forth compensation paid to the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company (the “Named Executive Officers”) for each of the three fiscal years ended August 27, 2005, for services rendered in all capacities to the Company.

Summary Compensation Table
				Long-Term Compensation Awards
	Annual Compensation(1)			Securities Underlying	All Other Compensation
Name and Principal Position	Year	Salary($)	Bonus($)	Options (Shares)	(2)($)
Ronald D. Croatti	2005	$406,616	$101,465	2,100	$21,646
Chairman of the Board,	2004	387,257	108,432	2,100	20,971
President and Chief Executive Officer	2003	373,555	69,497	2,100	21,864

Cynthia Croatti	2005	274,192	68,548	1,400	21,406
Executive Vice President and	2004	260,724	73,003	1,400	20,304
Treasurer	2003	252,572	46,630	1,400	21,906

John B. Bartlett	2005	280,981	70,245	1,400	21,850
Senior Vice President	2004	265,922	74,458	1,400	20,494
and Chief Financial Officer	2003	254,373	46,939	1,400	21,976

Bruce P. Boynton	2005	219,302	54,825	1,100	21,385
Senior Vice President, Operations	2004	209,528	58,668	1,100	21,348
	2003	205,099	37,680	1,100	21,820

Dennis G. Assad	2005	212,484	53,121	1,100	22,225
Senior Vice President, Sales	2004	202,110	56,591	1,100	21,493
and Marketing	2003	196,229	35,970	1,100	21,906

(1)

Perquisites and other personal benefits paid to each Named Executive Officer in each instance aggregated less than 10% of the total annual salary and bonus set forth in the columns entitled “Salary” and “Bonus” for each Named Executive Officer.

(2)	Amounts shown in the table below show the breakout of All Other Compensation for each of the three fiscal years ended August 27, 2005:

Name	Year	Car Allowance($)	401(k) Contribution($)	Profit Sharing Plan($)	Total All Other Compensation($)
Ronald D. Croatti	2005	$6,540	$8,400	$6,706	$21,646
	2004	6,250	8,200	6,521	20,971
	2003	5,980	8,000	7,884	21,864

Cynthia Croatti	2005	6,540	8,160	6,706	21,406
	2004	6,250	7,533	6,521	20,304
	2003	5,980	8,042	7,884	21,906

John B. Bartlett	2005	6,540	8,165	6,706	21,850
	2004	6,250	7,723	6,521	20,494
	2003	5,980	8,112	7,884	21,976

Bruce P. Boynton	2005	6,540	8,139	6,706	21,385
	2004	6,250	8,577	6,521	21,348
	2003	5,980	7,956	7,884	21,820

Dennis G. Assad	2005	6,540	8,979	6,706	22,225
	2004	6,250	8,722	6,521	21,493
	2003	5,980	8,042	7,884	21,906

Option Grants with Respect to Fiscal Year 2005

        The following table sets forth the options granted with respect to the fiscal year ended August 27, 2005 to the Company’s Named Executive Officers.

	Individual Grants
	Number of Securities Underlying Options	Percent of Total Options Granted to Employees for Fiscal	Exercise of Base Price	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
Name	Granted(#)	Year 2005	($/Sh)	Date	5%	10%
Ronald D. Croatti	2,100	3.1%	$27.98	10/25/14	$36,953	$93,645
Cynthia Croatti	1,400	2.1	27.98	10/25/14	24,635	62,430
John B. Bartlett	1,400	2.1	27.98	10/25/14	24,635	62,430
Bruce P. Boynton	1,100	1.6	27.98	10/25/14	19,356	49,052
Dennis G. Assad	1,100	1.6	27.98	10/25/14	19,356	49,052

(1)

These columns show the hypothetical gains or option spreads of the options granted based on assumed annual compound stock appreciation rates of 5% and 10% over the full 10-year term of the options. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company’s estimate or projection of future Common Stock prices. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares or reflect non-transferability, vesting or termination provisions. The actual gains, if any, on the exercises of stock options will depend on the future performance of the Common Stock.

Option Exercises and Year-End Holdings

          The following table sets forth information concerning the number and value of unexercised options to purchase Common Stock of the Company held by the Named Executive Officers at August 27, 2005. Bruce P. Boynton exercised 100% of his exercisable options (3,025) to purchase Common Stock during fiscal 2005. No other Named Executive Officer of the Company exercised any options to purchase Common Stock during fiscal 2005.

Aggregated Fiscal Year-End 2005 Option Values

	Number of Securities Underlying Unexercised Options at August 27, 2005(#)		Value of Unexercised in-the-Money Options at August 27, 2005($)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Ronald D. Croatti	5,775	6,825	$140,186	$99,892
Cynthia Croatti	3,050	4,550	72,956	66,595
John B. Bartlett	3,850	4,550	93,457	66,595
Bruce P. Boynton	—	3,575	—	52,324
Dennis G. Assad	3,025	3,575	73,431	52,324

Supplemental Executive Retirement Plan

                The Company maintains the UniFirst Unfunded Supplemental Executive Retirement Plan (the “SERP”) available to certain eligible employees of the Company and its affiliates. Retirement benefits available under the SERP are based on a participant’s average annual base earnings for the last three years of employment prior to his retirement date (“Final Average Earnings”). Upon the retirement of a participant on his social security retirement date, the participant will be paid an aggregate amount equal to 2.4 times his Final Average Earnings over a twelve year period. Upon the death of a participant, the participant’s designated beneficiary will be paid retirement benefits as above (determined as of the date of death if pre-retirement). The SERP provides that, upon any change of control, retirement benefits of participants who are age 50 or over and whose employment is terminated within three years of the change of control will become vested and payable, subject to certain years of service requirements.

Average Compensation(1)	Annual Retirement Benefit(2)
$200,000	$40,000
250,000	50,000
300,000	60,000
350,000	70,000
400,000	80,000
450,000	90,000

(1)	Average Compensation for purposes of this table is based on the participant’s average base salary for the last three years of full-time employment preceding retirement.

(2)	The Annual Retirement Benefit is payable for twelve years beginning at the participant’s social security retirement age. There is no deduction for Social Security or other offset amounts.

REPORT OF COMPENSATION COMMITTEE

        During the 2005 fiscal year, the Compensation Committee consisted of Messrs. A. Cohen (Chairman), P. Cohen and Evans, three Directors who are not employees of the Company. The Compensation Committee reviews and approves the Company’s executive compensation program.

Compensation Philosophy

        The Company seeks to attract and retain executive officers who, in the judgment of the Company’s Board of Directors, possess the skill, experience and motivation to contribute significantly to the long-term success of the Company and to long-term stock price appreciation. With this philosophy in mind, the Compensation Committee follows an executive officer compensation program designed to foster the mutuality of interest between the Company’s executive officers and the Company’s shareholders and to provide senior management additional incentive to enhance the sales growth and profitability of the Company, and thus shareholder value.

        The Compensation Committee reviews its compensation policy annually. Compensation of executive officers currently consists of a base salary and, based on the achievement of predetermined corporate performance objectives, a cash bonus. In addition, for fiscal 2005 the Company issued options to purchase a total of approximately 67,100 shares to over 100 officers, non-employee Directors, vice presidents, department directors, general managers and other management personnel. Although the Company’s fiscal year ends in August, compensation decisions generally are made on a calendar year basis.

Base Salary

        Each year, the Compensation Committee consults with the Chief Executive Officer with respect to setting the base salaries of its executive officers, other than the Chief Executive Officer, for the ensuing year. Annual salary adjustments are determined by evaluating the financial performance of the Company during the prior year, each executive officer’s contribution to the profitability, sales growth, return on equity and market share of the Company during the prior year and the compensation programs and levels generally paid to executives at other companies.

Incentive Compensation Plan

        Annual cash bonuses for executive officers of the Company are determined in accordance with the Company’s incentive compensation plan, the philosophy and substantive requirements of which are reviewed by the Compensation Committee each year. Cash bonuses are determined with reference to, among other things, the Company’s financial performance.

        Each year, the Compensation Committee confers with the Chief Executive Officer and establishes performance goals. The cash bonuses awarded depend on the extent to which the performance of the Company meets or exceeds the budgeted amounts. In addition, the Compensation Committee establishes minimum achievement thresholds and maximum bonus levels for each of these performance criteria which apply uniformly to the Company’s executive officers. Bonuses are determined and paid annually after the end of each fiscal year.

Compensation of Chief Executive Officer

        The Compensation Committee established the compensation of Ronald D. Croatti, the Chief Executive Officer, for 2005 using the same criteria applicable to determining compensation levels and bonuses for other executive officers as noted in this report. Such criteria included the financial performance of the Company during the 2004 fiscal year, the compensation levels generally paid to executives of other companies, and Mr. Croatti’s contribution to the growth, profitability and overall success of the Company during the 2004 fiscal year and his leadership of the Company. The Compensation Committee determined that Mr. Croatti provided the Company with strong leadership and strategic vision and, therefore, increased his salary generally commensurate with increases granted to other executive officers of the Company. Mr. Croatti’s 2005 calendar year base salary was established at $413,431, a 5% increase from the prior year.

Submitted by the Compensation Committee for fiscal 2005 Albert Cohen (Chairman) Phillip L. Cohen Donald J. Evans

Compensation Committee Interlocks and Insider Participation

        During the 2005 fiscal year, the Compensation Committee consisted of Messrs. A. Cohen, P. Cohen and Evans. None of these individuals has served as an officer or employee of the Company or any of its subsidiaries. The Company is not aware of any compensation committee interlocks.

REPORT OF AUDIT COMMITTEE

        The Audit Committee is composed entirely of independent directors meeting the requirements of applicable Securities and Exchange Commission and New York Stock Exchange rules. The key responsibilities of our committee are set forth in our Charter.

        We serve in an oversight capacity and are not intended to be part of UniFirst’s operational or managerial decision-making process. UniFirst’s management is responsible for preparing the consolidated financial statements and its independent registered public accounting firm is responsible for auditing those statements. Our principal purpose is to monitor these processes.

        The Audit Committee has, among other things:

•	Reviewed and discussed the audited financial statements for the year ended August 27, 2005 with management and the independent registered public accounting firm.

•	Reviewed and discussed the quarterly and annual earnings press release and related financial information with management and the independent registered public accounting firm.

•

Discussed with the independent registered public accounting firm the overall scope and plans for the annual audit, the results of their examination, the evaluation of internal controls and the overall quality of UniFirst’s financial reporting.

•	Discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61, as amended by SAS No. 90.

•	Considered whether the provision of non-audit services is compatible with maintaining the auditors’ independence.

•

Received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, and has discussed with the independent registered public accounting firm the auditors’ independence.

        Based on the review and discussions above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

Submitted by the Compensation Committee for fiscal 2005 Phillip L. Cohen (Chairman) Donald J. Evans Lawrence R. Pugh

Independent Registered Public Accounting Firm

                Audit Fees. During fiscal 2005, the aggregate fees and expenses for professional services rendered by Ernst & Young LLP (“Ernst & Young”) for the audit of the Company’s annual financial statements, audit of management’s assessment and the operating effectiveness of the Company’s internal controls over financial reporting, and review of the Company’s quarterly financial statements totaled $1,292,300. During fiscal 2004, the aggregate fees and expenses billed for professional services rendered by Ernst & Young for the audit of the Company’s annual financial statements and review of the Company’s quarterly financial statements totaled $684,719. The increase in fees from fiscal 2004 to fiscal 2005 is primarily due to services rendered by Ernst & Young for the audit of management’s assessment and the operating effectiveness of the Company’s internal controls over financial reporting as of August 27, 2005 pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.

                Audit-Related Fees. During fiscal 2005, there were no fees and expenses billed for assurance and related services rendered by Ernst & Young that were reasonably related to the performance of the audit or review of the Company’s annual financial statements and review of the Company’s quarterly financial statements. During fiscal 2004, the aggregate fees and expenses billed for assurance and related services rendered by Ernst & Young that were reasonably related to the performance of the audit of the Company’s annual financial statements and review of the Company’s quarterly financial statements, totaled $12,600.

                Tax Fees. During fiscal 2005, the aggregate fees and expenses billed for professional services rendered by Ernst & Young for tax compliance, tax advice and tax planning totaled $165,757. During fiscal 2004, the aggregate fees and expenses billed for professional services rendered by Ernst & Young for tax compliance, tax advice and tax planning totaled $55,998.

                All Other Fees. During fiscal 2005, the aggregate fees and expenses billed for professional services rendered by Ernst & Young to the Company not covered in the three preceding paragraphs totaled $19,419, which were primarily for advisory services. During fiscal 2004, the aggregate fees and expenses billed for professional services rendered by Ernst & Young to the Company not covered in the three preceding paragraphs totaled $27,642, which were primarily for advisory services.

        Under its Charter, the Audit Committee must pre-approve all audit and permitted non-audit services to be provided by our principal independent registered public accounting firm unless an exception to such pre-approval exists under the Exchange Act or the rules of the SEC. Each year, the audit committee approves the retention of the independent registered public accounting firm to audit our financial statements, including the associated fee. All of the services described in the four preceding paragraphs were approved by the Audit Committee. The Audit Committee has considered whether the provisions of such services, including non-audit services, by Ernst & Young is compatible with maintaining Ernst & Young’s independence and has concluded that it is.

Stock Performance Graph

                Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Common Stock, based on the market price of the Common Stock, with the cumulative total shareholder return of a peer group and of companies within the Standard & Poor’s 500 Stock Index, in each case assuming reinvestment of dividends. The peer group is composed of Cintas Corporation, G & K Services, Inc. and Angelica Corporation. The calculation of cumulative total shareholder return assumes a $100 investment in the Common Stock, the peer group and the S&P 500 Stock Index on August 31, 2000.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
AMONG UNIFIRST CORPORATION,
THE S&P 500 INDEX AND A PEER GROUP

Copyright © 2002, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved.
www.researchdatagroup.com/S&P.htm

	Aug. 00	Aug. 01	Aug. 02	Aug. 03	Aug. 04	Aug. 05
UniFirst Corporation	100.00	166.55	234.07	261.38	293.40	403.06
S & P 500	100.00	75.61	62.01	69.49	77.45	87.17
Peer Group	100.00	111.64	108.21	100.30	104.70	107.50

Certain Relationships and Related Transactions

                The Company retained during the 2005 fiscal year, and proposes to retain during the 2006 fiscal year, the law firm of Goodwin Procter LLP. Donald J. Evans, a Director of the Company, was formerly a partner of the law firm of Goodwin Procter LLP. Raymond C. Zemlin, the Secretary of the Company, is a partner in the law firm of Goodwin Procter LLP.

Director Compensation

        During the 2005 calendar year, each Director who was not an employee of the Company received: an annual fee of $20,000; an annual fee for chairing a Committee of $3,000; a $2,250 fee for each Board meeting attended; a $250 fee for each Committee meeting attended if held on the same day as a Board meeting; a $2,000 fee for one or more Committee meetings attended on a single day if not held on the same day as a Board meeting; a $500 fee for participating in a telephonic Committee or Board meeting; and an option to purchase 1,000 shares of Common Stock.

        The Board of Directors, based on a recommendation from the Compensation Committee, has established the compensation for calendar 2006 for each non-employee Director as follows: an annual fee of $24,000; an annual fee for chairing a Committee of $4,000; a $2,500 fee for each Board meeting attended; a $500 fee for each Committee meeting attended if held on the same day as a Board meeting; a $2,000 fee for one or more Committee meetings attended on a single day if not held on the same day as a Board meeting; a $1,000 fee for participating in a telephonic Board meeting; a $500 fee for participating in a telephonic Committee meeting; and an option to purchase 1,000 shares of Common Stock, to be issued on the third business day following the Company’s 2006 Annual Meeting.

        Each Director who was also an employee of the Company received no Director’s fees during fiscal year 2005 and will receive no Director’s fees during calendar year 2006.

2. OTHER MATTERS

        Management is not aware of any other matters which may come before the Annual Meeting; however, if any matters other than those set forth in the attached Notice of Annual Meeting should be properly presented at the Annual Meeting, the persons named in the enclosed proxy intend to take such action as will be, in their discretion, consistent with the best interest of the Company.

Independent Registered Public Accounting Firm

        The Board of Directors has selected the firm of Ernst & Young, independent public accountants, to serve as its independent registered public accounting firm for the 2006 fiscal year. Ernst & Young has served as the Company’s independent registered public accounting firm since 2002. A representative of Ernst & Young is expected to be present at the Annual Meeting. He or she will have an opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions.

Shareholder Proposals

        Any shareholder desiring to present a proposal for inclusion in the Company’s Proxy Statement in connection with the Company’s 2007 Annual Meeting of shareholders must submit the proposal so as to be received by the Secretary of the Company at the principal executive offices of the Company, 68 Jonspin Road, Wilmington, Massachusetts 01887, not later than August 7, 2006. In addition, in order to be included in the proxy statement, such a proposal must comply with the requirements as to form and substance established by applicable laws and regulations.

        Shareholders wishing to present business for action, other than proposals to be included in the Company’s Proxy Statement, or to nominate candidates for election as Directors at a meeting of the Company’s shareholders, must do so in accordance with the Company’s By-laws. The By-laws provide, among other requirements, that in order to be presented at the 2007 Annual Meeting of shareholders, such shareholder proposals or nominations may be made only by a shareholder of record who shall have given notice of the proposal or nomination and the related required information to the Company no earlier than September 12, 2006 and no later than October 27, 2006.

        WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE FILL IN AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU DESIRE TO VOTE YOUR STOCK IN PERSON AT THE MEETING, YOUR PROXY MAY BE REVOKED.

         December 5, 2005

UNIFIRST CORPORATION

C/O COMPUTERSHARE
P.O. BOX 8694
EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

ZUFC81

#UFC

X **Please mark votes as in this example.**

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES SET FORTH IN PROPOSAL 1.

1. ELECTION OF THREE CLASS I DIRECTORS.

NOMINEES: (01) ALBERT COHEN
(02) ANTHONY F. DIFILLIPPO
(03) ROBERT F. COLLINGS

FOR ALL NOMINEES ☐ ☐ WITHHELD FROM ALL NOMINEES

☐ ______________________________
FOR ALL NOMINEES EXCEPT AS NOTED ABOVE

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐

MARK HERE IF YOU PLAN TO ATTEND THE MEETING ☐

For joint accounts, each owner should sign. Executors, Administrators, Trustees, etc. should give full title.

Signature: ____________________ Date: __________ Signature: ____________________ Date: __________

DETACH HERE

ZUFC82

PROXY

UNIFIRST CORPORATION

The undersigned holder of shares of Common Stock of UniFirst Corporation hereby appoints RONALD D. CROATTI, JOHN B. BARTLETT and RAYMOND C. ZEMLIN, and each of them, proxies with power of substitution to vote on behalf of the undersigned at the Annual Meeting of Shareholders of UniFirst Corporation to be held at the Conference Center of Goodwin Procter LLP, located on the Second floor at Exchange Place, Boston, Massachusetts 02109-2881, on Tuesday, January 10, 2006 at 10:00 o'clock in the forenoon, and at any adjournment thereof, hereby granting full power and authority to act on behalf of the undersigned at this meeting and at any adjournment thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. The undersigned hereby revokes any proxy previously given and acknowledges receipt of the Notice of Annual Meeting and Proxy Statement and a copy of the Annual Report for the fiscal year ended August 27, 2005.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF UNIFIRST CORPORATION. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 SO THAT A SHAREHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION NEED ONLY SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED ENVELOPE.

SEE REVERSE SIDE

(PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.)

SEE REVERSE SIDE

UNIFIRST CORPORATION

C/O COMPUTERSHARE
P.O. BOX 8694
EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

ZUFB51

#UFC

X **Please mark votes as in this example.**

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES SET FORTH IN PROPOSAL 1.

1. ELECTION OF TWO CLASS I DIRECTORS.

NOMINEES: (01) ANTHONY F. DIFILLIPPO
(02) ROBERT F. COLLINGS

FOR ALL NOMINEES ☐ ☐ WITHHELD FROM ALL NOMINEES

☐ ______________________________
FOR ALL NOMINEES EXCEPT AS NOTED ABOVE

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐

MARK HERE IF YOU PLAN TO ATTEND THE MEETING ☐

For joint accounts, each owner should sign. Executors, Administrators, Trustees, etc. should give full title.

Signature: ______________________ Date: __________ Signature: ______________________ Date: __________

DETACH HERE ZUFB52

PROXY

UNIFIRST CORPORATION

The undersigned holder of shares of Class B Common Stock of UniFirst Corporation hereby appoints RONALD D. CROATTI, JOHN B. BARTLETT and RAYMOND C. ZEMLIN, and each of them, proxies with power of substitution to vote on behalf of the undersigned at the Annual Meeting of Shareholders of UniFirst Corporation to be held at the Conference Center of Goodwin Procter LLP, located on the Second floor at Exchange Place, Boston, Massachusetts 02109-2881, on Tuesday, January 10, 2006 at 10:00 o'clock in the forenoon, and at any adjournment thereof, hereby granting full power and authority to act on behalf of the undersigned at this meeting and at any adjournment thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. The undersigned hereby revokes any proxy previously given and acknowledges receipt of the Notice of Annual Meeting and Proxy Statement and a copy of the Annual Report for the fiscal year ended August 27, 2005.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF UNIFIRST CORPORATION. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 SO THAT A SHAREHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION NEED ONLY SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED ENVELOPE.

SEE REVERSE SIDE

(PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.)

SEE REVERSE SIDE